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                                                                   Exhibit 10.20

                             CONSULTING AGREEMENT

            THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of ______________________ by and between eRoom System Technologies, Inc., a Nevada corporation ("Company"), and _______________________ ("Consultant"). Company and Consultant are collectively referred to hereinafter as the "Parties".

                         ARTICLE 1. WORK ASSIGNMENTS

            Section 1.01. Consultant agrees to provide the services outlined in
Article 2 hereinbelow.

            Section 1.02. Term. The Agreement shall commence as of the date hereof and terminate on ______________.

                       ARTICLE 2. DUTIES OF CONSULTANT

            Section 2.01. Description of Duties. Consultant shall provide the following:______________________________________________________________________

                           ARTICLE 3. COMPENSATION

            Section 3.01. Compensation. Consultant shall be paid at the rate of $___________ for all services rendered.

            Section 3.02. Taxes. The relationship by and among the Parties shall be that of an independent contractor. Contractor shall not receive benefits from the Company, and Contractor shall be solely responsible for paying her state and federal income, disability and social security taxes, as applicable. No provision contained herein shall create an employer/employee relationship between the Parties.

                      ARTICLE 4. PROPRIETARY INFORMATION

            Section 4.01. Records. (a) All records of the accounts of Company, of any nature, whether existing at the time of Consultant's engagement, procured through the efforts of Consultant, or obtained by Consultant from any other source, and whether prepared by Consultant or otherwise, shall be the exclusive property of Company regardless of who actually purchased the original book, record, or magnetic storage unit on which such information is recorded.

                        (b) All such books and records shall be immediately returned to Company by Consultant on any termination of engagement, whether or not any dispute exists between Company and Consultant at, regarding, and/or following the termination of this Agreement.

            Section 4.02. Confidentiality. Consultant hereby acknowledges that he has received information regarding the business and all of Company's products, including but not limited to


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customer lists, product information, designs, patent design and art work, schematics, drawings, software codes and deliverables, hardware specifications and designs, business strategies, employee agreements, all of which information is confidential information (the "Confidential Information"). The parties hereto recognize and acknowledge that the Confidential Information is proprietary and integral to Company's business and agrees to keep such Confidential Information confidential shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, corporation or other entity or utilize in any manner whatsoever any information (including but not limited to the Confidential Information) concerning any matters affecting or relating to Company's businesses and/or the Company's products (the "Proprietary Material"). This covenant of nondisclosure and non-use includes, without limiting the generality of the foregoing, any of Company's customers, employees, assigns, competitors, consultants, executors or administrators. Consultant further agrees not to disclose to any other person, corporation or entity or utilize any of the Proprietary Material and/or Confidential Information concerning Company's business, its products, and/or any of its technologies; concerning Company's manner of operation of manufacturing; concerning Company's plans, processes or other data with regard to its products, all of which are Proprietary Material, without the prior written consent of Company. Consultant hereto agrees and stipulates that Company's and all information characterized as Proprietary Material and/or Confidential Information are important, material and confidential and could gravely affect the effective and successful conduct of Company's business. Consultant further agrees not to disclose the same to any third person, corporation and/or entity for a period of three (3) years subsequent to the termination of this Agreement or termination of Consultant as a Consultant of Company, whether such termination is with or without cause.

            Section 4.03. Products. All ideas, inventions, products or otherwise, relating in any way to Company's business, designed, improved, planned, proposed, altered, modified, refined or enhanced by Consultant shall be considered work for hire to the fullest extent permitted under Nevada law and shall remain at all times the sole property of Company. Consultant shall not be allowed to use such ideas, inventions or products unless she receives the prior written consent of Company. Any and all patents, trademarks, patent filings or the like relating in any way to Company's products shall remain the sole property of Company and upon request, Consultant shall execute any and all documents, filings or contracts assigning the same to Company. Furthermore, whenever requested to do so by Company, Consultant will execute any and all applications, assignments or other instruments that Company deems necessary to protect Company's interests therein. Consultant's obligations hereunder shall survive the termination of Consultant's engagement with respect to inventions, discoveries and improvements conceived or made by Consultant during the term of Consultant's engagement described in this Agreement.

                          ARTICLE 5. NON COMPETITION

            Section 5.01. Non-Competition. During Consultant's term of engagement set forth in this Agreement, and for a period of two (2) years thereafter, Consultant will not directly or indirectly be an owner, partner, director, manager, officer or employee or otherwise render services or be associated with any business that competes with Company; that during the same period listed herein, Consultant will neither directly and/or indirectly, individually or as an officer, director or agent of any corporation or other entity, engage in or be interested in the manufacturing, selling or dealing in Company's products and/or its technology or facsimiles thereof without Company's


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written approval; nor reveal any of the Confidential Information and/or
Proprietary Materials received under this Agreement to any third party; nor use of the Confidential Information and/or Proprietary Materials to manufacture, sell or deal in any products similar to those manufactured, marketed and/or sold by Company; nor to affect in any way current or future sales of the Company's and/or its technology. Further, Consultant agrees that during the term of this Agreement she shall not hire away or assist other companies in hiring away current employees or Consultants of Company.

                        ARTICLE 6. GENERAL PROVISIONS

            Section 6.01. Notice. Any notices to be given by either party to the other may be effected either by personal delivery in writing or by mail, registered and certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at their last known addresses as appearing on the books of Company.

            Section 6.02. Entire Agreement. This Agreement supersedes any an all other agreements, except the sales agreement between Company and Consultant, either oral or written between the parties with respect to the engagement of Consultant by Company for the purposes set forth in Article 2.1, and contains all of the covenants and agreements between the parties with respect to such consulting work whatsoever. Each part to this Agreement acknowledges that no representations, acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be changed.

            Section 6.03. Severability. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any manner.

            Section 6.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

            Section 6.05. Mandatory Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association by a single arbitrator, mutually agreed upon by the Parties, in Las Vegas, Nevada. Judgment upon the award rendered by the arbitrator may be entered into in any court of competent jurisdiction and shall not be appealable. Furthermore, the prevailing party shall be entitled to reasonable attorneys' fees.

            Section 6.06. Counterparts. This Agreement may be executed in counterparts, each of which shall be constitute an original, but all of which when taken together shall constitute one and the same agreement.


            IN WITNESS WHEREOF, this Agreement was executed as of the date first set


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forth above.

eRoom System Technologies, Inc.,
a Nevada Corporation

____________________________
Steven L. Sunyich
Chief Executive Officer


CONSULTANT


___________________________


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